Tauber and Balser, P.C.
                            3340 Peachtree Road, Suite 250
                               Atlanta, Georgia 30326

                   CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation be reference of our report dated May 15, 2000 included in the December 20, 2000 Form 10-SB of Innovative Coatings Corporation.


/s/ Tauber and Balser, P.C.

Tauber and Balser, P.C.
Atlanta, Georgia
December 20, 2000